UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Ultimate Rack Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54858	45-4078710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

187 SW 7 St. #A

Miami, FL 33130

Registrant’s telephone number, including area code: 972-535-8931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Ultimate Rack Inc.

CURRENT REPORT ON FORM 8-K

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2015, the board of directors appointed Kevin Bobryk to our board of directors and to serve as our President and Chief Operating Officer. Following this appointment, the board accepted the resignation of Robert Oblon as our former President, Chief Executive Officer and director. There was no known disagreement with either Members of the Board regarding our operations, policies, or practices.

Mr. Kevin Bobryk has over 14 years’ experience owning, operating and providing consulting services to private and public businesses across a broad spectrum of industries. In 2000 Mr. Bobryk started his private consulting practice providing capital formation and international corporate structuring services. In 2003 he co-founded Data Signal AB and CTFP Inc. providing trading, technology solutions and client management services within the foreign exchange retail market.

Mr. Bobryk has been registered with the CFTC and NFA as a Commodities and Futures Broker (Series 3 license) and Branch Manager (Series 30 license). Additionally, Mr. Bobryk has contributed to the design of several proprietary hedging models for interest rate and foreign currency risk. These models have been utilized for risk management of interest rate and credit exposure of premium finance transactions within the insurance industry. In 2007, Mr. Bobryk co-founded Diversity Group International and throughout his tenure held the offices of CEO, COO and Chairman of the Board. In 2008 he launched Diversity’s subsidiary CD Capital Management, and in 2009, Stonehenge Wealth Management to service the Insurance industry.

Currently Mr. Bobryk provides consulting services to private and public companies. His extensive experience in accounting, legal, regulatory and financing afford his client’s a customized approach to their specific needs.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Board of Director Resolution Appointing Kevin Bobryk

99.2	Resignation acceptance Robert Oblon

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ultimate Rack Inc.

Date: May 20, 2015	By:	/s/ Kevin Bobryk
Kevin Bobryk
President, Chief Operating Officer and Director
(Principal Executive, Financial and Accounting Officer)

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